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                                                                   EXHIBIT 23.2

              CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS,
                        INDEPENDENT PETROLEUM ENGINEERS

  We hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our summary report included as
Exhibit 99(a) to the Annual Report on Form 10-K of Pennzoil Company ("Pennzoil") for the year ended December 31, 1996 and the estimates from the reports of our firm appearing under the caption "Oil and Gas--Oil and Gas Reserves" in Item 1 of such Annual Report and under "Oil and Gas Information" included in the Supplemental Financial and Statistical Information contained in such Annual Report in the Registration Statement on Form S-4 and related Prospectus of Pennzoil filed herewith.

                                          /s/ RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS
                                          -------------------------------------
                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS